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                                                                   Exhibit 10(Q)



                                                                     [CBS LOGO]

CBS CORPORATION      Mel Karmazin                           51 West 52nd Street
                     President & Chief Executive Officer     New York, NY 10019





                                                    CONFIDENTIAL AND PROPRIETARY

                                                                   March 2, 1999

Mr. Fredric G. Reynolds
Executive Vice President
  and Chief Financial Officer
CBS Corporation
51 West 52nd Street
New York, New York  10019

Dear Fred:

         CBS Corporation (the "Company") recognizes the importance of maintaining a high level of executive performance and expertise and of retaining the services of certain Company executives, such as yourself, who are key to the execution of corporate strategy. The purpose of this letter agreement ("Agreement") is to provide an incentive for you to remain with the Company as an executive by providing you with assurances that you will receive certain payments and/or other benefits in the event that your employment with the Company terminates under the circumstances set forth herein, as long as you comply with all of the terms and conditions of the Agreement.

         The Agreement is intended to set forth the terms and conditions to which you and the Company have agreed regarding the termination of your employment under certain circumstances, and supersedes all prior agreements and understandings with respect to the subject matter hereof, including but not limited to the employment letter to you from Westinghouse Electric Corporation (which, on and after December 1, 1997 is known as CBS Corporation) dated January 31, 1994.

         Certain capitalized terms and phrases used in the Agreement are defined in Section 7(c) below.



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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 2



         1. Eligibility for Payments and Other Benefits

         (a) Limitations and Conditions. In addition to any further limitations and/or conditions that may be set forth in the Agreement with respect to a particular payment or other benefit, your receipt of any and all payments and other benefits under the Agreement is subject to the limits set forth in Section 4 and subject to your compliance with all of the provisions of Section 5 and the terms and conditions of any applicable plans or programs, as they may be modified hereby, pursuant to which you receive such payments or other benefits.

         (b) Eligibility for Separation Pay Pursuant to Section 2. You will be eligible to receive the separation payment set forth in Section 2, in lieu of any and all other separation/severance payments or salary continuation payments, if your employment is Terminated after the Effective Date and on or before the fifth anniversary of the Effective Date or such later anniversary of the Effective Date as may be determined from time to time pursuant to the following paragraph (the "Section 2 Final Anniversary Date").

         On March 2 of each year, beginning in 2000, the Section 2 Final Anniversary Date will be automatically extended for one additional year unless, prior to such March 2, the Company notifies you to the contrary in writing.

         (c) Eligibility for Stock Option Benefits Pursuant to Section 3. You will be eligible to receive the stock option benefits set forth in Section 3, subject to your compliance with all of the terms and conditions of your Stock Options, as modified by the Agreement, if your employment is Terminated at any time after the Effective Date.

         (d) Mitigation. You will not be required to mitigate the amount of any payment or other benefit provided for in Sections 2 and/or 3, and the amount of any payments and/or other benefits which would otherwise be provided to you pursuant to Sections 2 and/or 3 will not be reduced by any compensation earned by you, or any retirement or other benefits provided to you, as the result of your employment by another employer after your Termination Date.

         In the event that you receive payments or other benefits in accordance with Section 6(c) and/or 6(d), you will not be required to mitigate the amount of such payments or other benefits, and the amount of such payments and other benefits will not be reduced by any compensation earned by you, or any retirement or other benefits provided to you, as the result of your employment by the Company or another employer after the Succession Effective Date.

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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 3



         2. Separation Pay

         Upon Termination on or before the Section 2 Final Anniversary Date, as in effect on your Termination Date, you will be entitled to receive the following payment as Separation Pay.

         After Termination, you will be entitled to receive as Separation Pay an amount equal to the greater of the two amounts calculated pursuant to Section 2(1) and 2(2) below:

         (1) two times the sum of: (x) an amount equal to your annual base salary in effect on the Termination Date (or, if higher, an amount equal to your highest annual base salary in effect at any time on or after the Effective Date and before your Termination Date); and (y) an amount equal to your target annual incentive award opportunity, if any, for the year in which your employment is Terminated (or, if higher, an amount equal to the average of your actual annual incentive awards for the two years immediately preceding the year in which your employment is Terminated); and

         (2) an amount equal to the aggregate of all severance/separation or salary continuation payments, under any CBS Company plan(s) or program(s) or otherwise, that you would otherwise be entitled to receive on Termination.

         Whether your Separation Pay is calculated pursuant to Section 2(1) or 2(2), such payment will be provided solely pursuant to the terms of the Agreement and not pursuant to any CBS Company plan or program.

         This Separation Pay will be in lieu of any and all other severance/separation or salary continuation payments you might otherwise have been entitled to receive under any CBS Company plan or program or otherwise.

         Your Separation Pay will be payable to you in a single lump sum payment within 30 days after your Termination Date.

         If you should die after your Termination Date but before you receive your Separation Pay, such Separation Pay will be payable (at the same time and in the same amount that would have been payable to you) to your surviving spouse, if any, or, if you do not have a spouse or if your spouse predeceases you, to your estate.

         3. Stock Option Benefits

         (a) Any Company stock options that you may receive pursuant to the


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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 4



Company's Fund the Future program will continue to be governed by their own terms and conditions and will not be modified or otherwise affected by the Agreement. The provisions of Section 3(b) will apply to any other Company stock options you may have that are outstanding on your Termination Date ("Stock Options").

          (b) If, at any time after the Effective Date, your employment is Terminated, then notwithstanding the terms of any of your Company Stock Option agreement(s) that may be to the contrary, your Stock Options will not automatically terminate when you cease to be an employee of the Company and/or its Subsidiaries upon your Termination.

          Such of your Stock Options, if any, as are not yet exercisable as of your Termination Date will become exercisable ("vest") by you beginning on their normal vesting date(s) (i.e., the date(s) on which the Stock Options would have vested had you still been an employee), as long as they do not terminate earlier for some reason other than termination of employment, provided that such normal vesting date occurs no later than the second anniversary of your Termination Date. Once vested, your Stock Options will be exercisable by you in accordance with their terms as set forth in your Company Stock Option agreement(s) as modified hereby.

         Any Stock Options that have not yet vested will be canceled at the close of business on the second anniversary of your Termination Date.

         Your vested Stock Options will be exercisable by you at any time prior to the earlier of (i) the time when the option term(s) expire and (ii) the close of business on the second anniversary of your Termination Date (or, in any case, such earlier time as may be provided in the relevant Company long-term incentive plan in the event that you fail to comply with any condition or conditions that may be set forth in such plan).

         If, after the Effective Date, you should die either while an employee of any CBS Company or otherwise before the second anniversary of your Termination Date but in either case before your Stock Options cease to be exercisable by you as set forth above, any nonvested Stock Options outstanding on the date of your death will vest immediately, and those Stock Options, together with your then outstanding Stock Options that are vested and have not yet been exercised at the time of your death, will be exercisable (but only to the extent that the Stock Options would have been exercisable by you) by a properly designated beneficiary or by your estate until the earlier of (1) the time when they would have ceased to be exercisable by you had you not died, and
(2) two years after the date of your death; provided, however, that if the terms of any Stock Options outstanding on the date of your death provide for a longer exercise period than two years after the date of your death, that longer exercise period will apply to those options.

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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 5



         Any reload feature which may have been available prior to your Termination with respect to certain of your Stock Options will cease to be available effective as of your Termination.

         If your employment with the Company and/or its Subsidiaries is terminated for Cause, all of your Company stock options will be canceled upon such termination.

         All of your Stock Options are subject to the terms of the applicable Company Stock Option agreement(s), as modified hereby. You should note that under your Company Stock Option agreement(s), Stock Options are also subject to early termination in the event that you fail to comply with certain conditions regarding competition and availability for consultation.

         In the event that, for any reason, your Stock Options cannot be modified so as to give effect to the provisions of the Agreement, whether because of the terms of the plan or plans pursuant to which they are granted or otherwise, then you (or your properly designated beneficiary or your estate, as applicable) will be granted replacement options, upon surrender of such Stock Options, such that the replacement options will provide the stock option benefits intended to be provided pursuant to the Agreement.


         4. Certain Limitations

         (a) In the event that the payments and other benefits conferred pursuant to the Agreement, taken together with all other payments made and other benefits provided to you, would result in any of such payments or other benefits being deemed an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or other similar provision, then the Company will compare the following two tentative amounts:

         (1) the total of (x) all other payments and other benefits to be made to you, plus (y) the payments and other benefits conferred pursuant to the Agreement reduced to the maximum amount which, if paid, would not result in any of such payments or other benefits being deemed an "excess parachute payment;" and

         (2) the total of all payments and other benefits to be made to you, including those conferred pursuant to the Agreement, less the amount of tax which would be incurred by you on all such payments and other benefits under Section 4999(a) of the Internal Revenue Code of 1986, as amended.

         If the tentative amount calculated as set forth in Section 4(a)(2) above is less than the tentative amount calculated as set forth in Section 4(a)(1) above, then the payments


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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 6



and other benefits conferred pursuant to the Agreement will be reduced to the maximum amount which, if paid, would not result in any of such payments or other benefits being deemed an "excess parachute payment."

         If, however, the tentative amount calculated as set forth in Section 4(a)(2) above is greater than the tentative amount calculated as set forth in
Section 4(a)(1) above, then the payments and other benefits conferred pursuant to the Agreement will not be subject to reduction pursuant to the provisions of this Section 4(a).

         (b) In the event that the payments or other benefits to be received under the Agreement are reduced by reason of Section 4(a), then in determining the priority of the payments and other benefits to be provided hereunder, the Company will: (i) first provide for the exercisability of stock options under the terms of Section 3, and only then (ii) pay any Separation Pay to be paid pursuant to Section 2, in each case to the extent possible within the limits imposed by Section 4(a).


         5. Certain Conditions

         (a) Payments under the Agreement will be made less all applicable tax withholdings and deductions authorized by you.

         (b) You acknowledge and agree that the consideration provided by the Company to you under the Agreement, including without limitation payments or other benefits to be made or provided by the Company to you pursuant to Sections 2, 3 and/or 6, if any, is greater than and in addition to anything of value that you otherwise would be entitled to receive from the Company, and that the obligations assumed by you under the Agreement and in the Release are given and undertaken in consideration of, and are adequately supported by, the payments to be made and/or other payments to be provided to you by the Company under and pursuant to the Agreement.

         (c) In addition to compliance with the terms and provisions of any applicable plans or programs, as they may be modified hereby, pursuant to which any of such payments and/or other payments are provided, payment of any of the amounts and the providing of any of the other payments referred to or set forth in Sections 2 and/or 3 is also subject to the following:

         (i) your granting the CBS Companies and any Spin-off Companies a general release (the "Release") substantially in the form attached to the Agreement (with such changes, if any, as may be appropriate in light of any intervening changes in law to provide the CBS Companies and any


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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 7



                  Spin-off Companies with the same level of protection as provided in the form attached);

         (ii) your not revoking the Release within the period provided therein; and

         (iii) your complying with all of your other obligations as set forth in the Agreement and in the Release.

         No payment will be made, or other payment provided, by the Company pursuant to Sections 2 and/or 3 until the conditions set forth in Section 5(c)(i) and (ii) above have been met.

         (d) Payments and other payments provided in accordance with Section 6 will be subject to your complying with all of your obligations as set forth in the Agreement. However, notwithstanding anything in the Agreement to the contrary, payments and other payments provided in accordance with Section 6(c) and/or 6(d) will not be subject to the conditions set forth in Section 5(c)(i) and (ii) above or to the portion of Section 5(c)(iii) above relating to a Release.


         6. Successors and Assigns

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly, in a form acceptable to you, and to perform the Agreement.

         (b) Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of the Agreement. Upon any such breach of the Agreement by the Company, in addition to any other remedies which may be available to you (including but not limited to equitable remedies), you will be entitled to receive payments and other benefits from the Company pursuant to the Agreement as if your employment with the Company had been Terminated on the date on which any such succession becomes effective (the "Succession Effective Date"). The provisions of this Section 6(b) will be implemented as set forth in Section 6(c) with respect to Stock Options and as set forth in Section 6(d) with respect to Separation Pay.

         (c) For the purpose of implementing Section 6(b), any Stock Options that you may have that are outstanding immediately prior to the time such succession becomes effective (the "Succession Effective Time") will, if they are not already exercisable, become exercisable by you beginning immediately prior to the Succession Effective Time, and those Stock Options, together with your Stock Options that were already


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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 8



exercisable, will remain exercisable in accordance with their terms as modified by Section 3. Further, in the event that any adjustments favorable to the employee-holder are made to any Company stock options with respect to or in connection with such succession (including but not limited to the conversion of such stock options to, or replacement of such stock options with, stock options of such successor), your Stock Options will be treated in the same manner as those of the employee or employees who receive the adjustments most favorable to the employee(s).

         (d) Further, for the purpose of implementing your entitlement to receive Separation Pay pursuant to the Agreement as set forth in Section 6(b), you will be deemed to be entitled to such payment from the Company immediately prior to the Succession Effective Time provided that the Succession Effective Date is on or before the Section 2 Final Anniversary Date; and notwithstanding anything in the Agreement to the contrary, upon written demand by you to the Chief Executive Officer of the Company, at your sole discretion, the Company will deliver such payment to you immediately prior to the Succession Effective Time in the form of a lump sum, cash payment in immediately available funds consisting of an amount equal to your Separation Pay pursuant to Section 2.


         7. General

         (a) By your signature accepting the Agreement you resign, effective as of the Termination Date, from any and all offices and positions with CBS Corporation and any of its Subsidiaries or affiliates to which you have been elected or appointed and from all administrative, fiduciary or other positions you may hold with respect to arrangements or plans for, of or relating to, CBS Corporation or any of its Subsidiaries or affiliates.

         (b) You acknowledge and agree that the separation payment set forth in the Agreement is the only severance/separation payment or salary continuation payment that you will receive from the CBS Company(ies), and that you will be waiving any retention incentive payments and any other separation/severance or salary continuation payments that you might otherwise be entitled to receive from CBS Corporation or its Subsidiaries or affiliates, including but not limited to separation payments under any and all CBS Company plans or programs or otherwise.

         (c) Certain Definitions. These terms or phrases will have the following meanings when used in the Agreement.

         (i) "Cause" will mean either of the following on your part: (1) being convicted in a court of law of (i) a felony or (ii) any lesser crime or offense than a felony which has caused demonstrable and serious injury to the Company and


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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 9



         involves the property of the Company or any of its Subsidiaries: or (2) being guilty of willful gross neglect of duties or other willful grave misconduct in carrying out your duties with the CBS Companies; provided, however, that no act or failure to act will be deemed "Cause" if done, or omitted to be done, in good faith with a reasonable belief that the action or inaction was in the best interests of the Company.

         (ii) "CBS Company" will mean the Company or any Subsidiary of the Company or any Parent of the Company.

         (iii) "Company" will mean CBS Corporation and any successor to its business and/or assets as described in Section 6 which assumes and agrees to perform the Agreement, by operation of law or otherwise.

         (iv) "Effective Date" will mean the effective date of the Agreement as set forth in Section 9.

         (v) "Good Reason" will mean: (1) the occurrence without your express written consent of any of the following, when considered on the basis of a comparison to your overall job situation immediately prior to such event: (a) a material change or reduction in your title or the scope of your responsibilities and duties, a change in your reporting relationship such that you report to someone other than the Chairman or the Chief Executive Officer of the Company, or a substantial reduction in your authority with respect to policy decisions or financial approvals; provided, however, that a change that increases the scope of your responsibilities and duties or results in your having a more senior title will not itself be considered such a change; (b) requiring you to be based at any location that is different from the location where the most senior executives officers of the Company are based; or
         (c) except in each case as part of an across-the-board reduction applicable to all senior-level executives of the Company and its major Subsidiaries that is proportionate as applied to you, (i) a reduction in your base salary; (ii) a reduction in your target annual or long-term incentive award opportunity; or (iii) the termination or material reduction of your participation in otherwise applicable executive benefit plans or programs; or (2) the failure by the Company or any of its Subsidiaries to make any payments or provide any other benefits to you when due and such default by the Company and/or its Subsidiaries continues unremedied for a period of 15 days after notice of such default is given by you to the Chief Executive Officer of the Company.

         (vi) "Parent of the Company" will mean any corporation that owns stock possessing at least 50% of the voting power of the Company, either directly or through one or more of its Subsidiaries.

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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 10



         (vii) "Release" will have the meaning set forth in Section 5(c)(i).

         (viii) "Section" will refer to a section of the Agreement unless otherwise indicated.

         (ix) "Section 2 Final Anniversary Date" will have the meaning set forth in Section 1(a).

         (x) "Separation Pay" will mean the payment set forth in Section 2.

         (xi) "Spin-off Companies" will mean any company or companies that the Company may spin off to its shareholders, together with such spin-off company's subsidiaries, affiliates, and their respective successors and assigns.

         (xii) "Stock Options" will mean any Company stock options you may have that are outstanding on your Termination Date other than Company stock options you may have received pursuant to the Company's Fund the Future program.

         (xiii) "Subsidiary" will mean, unless the context otherwise requires, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such chain owns stock possessing at least 50% of the voting power in one of the other corporations in such chain.

         (xiv) "Termination" (or your employment being "Terminated") will mean that you are no longer an employee of the Company and ceased to be so employed either because (1) your employment with the Company is terminated by the Company (other than by reason of your death or for Cause) or (2) you terminate your employment with the Company for Good Reason.

                  Your ability to terminate your employment with the Company for Good Reason will not be affected by any inability on your part to perform your regular duties with the CBS Companies due in whole or in part to any physical or mental infirmity.

         (xv) "Termination Date" will mean the date on which your employment is Terminated and you are no longer an employee of the Company.

         (d) Nothing in the Agreement will operate or be construed as a contract or assurance of or a right to continued employment with the Company or any of its affiliates, or will interfere in any way with the right of the Company or any of its affiliates



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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 11



to terminate your employment at any time for any reason, with or without Cause.


         8. Other agreements, obligations and understandings

         (a) Payments pursuant to the Agreement are not eligible for deferral under any Company Deferred Incentive Compensation Program. Payment of any incentive compensation awards that you may have deferred in the past under the terms of a Company Deferred Incentive Compensation Program that have not yet been paid as of your Termination Date will be made to you in accordance with the terms of that program as in effect from time to time, beginning in the January following your Termination Date. You should contact Mr. Anthony Kaddo at AYCO (1-800-342-2779) prior to your Termination Date to make any necessary elections regarding the payment of any deferral account or accounts you may have.

         (b) Receipt of any and all payments and other benefits pursuant to the Agreement will be subject to the limitations and conditions set forth in Section 1(a). Breach of the Agreement and/or the Release, where applicable, will be deemed to have occurred and payments and other benefits will be suspended immediately upon your failure to comply with any of such obligations. Payments and other benefits suspended for breach of any of your obligations will not thereafter be resumed unless the Company determines that no breach has occurred, whether or not you terminate the activity or activities which resulted in such breach.

         (c) If you should breach the Agreement, nothing stated in the Agreement will be construed as prohibiting the CBS Companies and/or the Spin-off Companies from pursuing all judicial legal and equitable rights and remedies available to them, including but not limited to equitable relief and the recovery of all other legal relief, such as lost profits, attorneys' fees, and compensatory damages, from you.

         If the Company should breach any of its obligations to you pursuant to
Section 6, nothing stated in the Agreement will be construed as prohibiting you from pursuing all judicial legal and equitable rights and remedies available to them, including but not limited to equitable relief and the recovery of all other legal relief, such as attorneys' fees and compensatory damages, from the Company.

         (d) If for any reason any provision of the Agreement is held to be invalid, illegal or unenforceable, such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and the remaining provisions of the Agreement will not be affected and will remain in full force and effect.

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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 12



         (e) Except as otherwise provided in the Agreement, your participation in and rights under any employee benefit plans (as defined in the Employee Retirement Income Security Act of 1974, as amended (ERISA)), any incentive or deferral plans of the Company, and any stock option plans of the Company will be governed by the terms and provisions of such plans.

         (f) The Agreement will be binding upon and inure to the benefit of you and the Company, its successors and assigns; provided, however, that the Company will require its successors and assigns to expressly assume, agree to perform, and perform the Agreement in the same manner and to the same extent that the Company would be required to perform the Agreement if no such succession and assignment had taken place. Your rights hereunder may not be transferred or assigned in any way (whether by operation of law or otherwise) and your duties hereunder may not be delegated without the prior written consent of the Company.

         (g) The Agreement is made and entered into in the State of New York, and will in all respects be interpreted, enforced and governed by and under the law of the State of New York without reference to principles of conflict of laws. The Agreement, together with the Release, your Employee Intellectual Property Agreement with the Company and the terms and conditions of your Company stock options, if any, supersedes and replaces all prior commitments, negotiations, representations, agreements and understandings made to or with you, whether oral or written, with respect to the subject matter hereof. The Agreement may be amended, modified or waived only by a written agreement executed by both of the parties hereto. No waiver of any provision of the Agreement at any one time will be deemed a waiver of such provision at any subsequent time. The headings of the Sections and subsections of the Agreement are inserted for convenience only. Such headings will not affect the meaning of any of the provisions of the Agreement and will not be deemed a part of the Agreement.


         9. Conditions to Effectiveness

         Upon execution by both you and CBS Corporation, the Agreement will be effective as of March 2, 1999 (the "Effective Date").



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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 13



         If the Agreement is acceptable to you, please sign the original copy of the Agreement and return it to me at CBS Corporation. You should keep a copy of the Agreement for your records. By signing and returning the unmodified original copy of the Agreement, you acknowledge that you understand and accept the terms and conditions set forth above.



                                  Sincerely,

                                  CBS CORPORATION



                                  By: /s/ Mel Karmazin
                                     -------------------------------------------
                                          Mel Karmazin
                                          President and Chief Executive Officer


                                  Date: May 13, 1999
                                       -----------------------------------------


cc:      A.C. Straka
         T. Ambrosio


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Mr. Fredric G. Reynolds                            CONFIDENTIAL AND PROPRIETARY
March 2, 1999
Page 14



                                   ACCEPTANCE

         I acknowledge that I have read, understand and agree with and to the terms and conditions stated in the foregoing Agreement. By my signature I acknowledge that the consideration set forth in the Agreement is adequate compensation for all of my agreements contained herein and in the Release, that I have had the opportunity to consult with counsel of my own choosing regarding the Agreement, and that in signing the Agreement, I intend to be legally bound by it.


   /s/  Fredric G. Reynolds                                 May 13, 1999
-----------------------------------                    -------------------------
        Fredric G. Reynolds                                     Date